UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 1, 2008

Encysive Pharmaceuticals Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-20117	13-3532643
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4848 Loop Central Drive, Suite 700, Houston, Texas		77081
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-796-8822

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.01 Changes in Control of Registrant.

As previously announced, on February 20, 2008, Encysive Pharmaceuticals Inc., a Delaware corporation ("Encysive"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with Pfizer Inc., a Delaware corporation ("Pfizer") and Explorer Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Pfizer ("Purchaser"), pursuant to which Purchaser will merge with and into Encysive (the "Merger").

Pursuant to the Merger Agreement, Purchaser commenced a tender offer (the "Offer") to purchase all of the outstanding shares of common stock, par value $0.005 per share (including the associated preferred stock purchase rights, the "Shares"), of Encysive at a purchase price of $2.35 per Share, net to the seller in cash, without interest and less any required withholding taxes, upon the terms and conditions set forth in the Offer to Purchase dated March 4, 2008 (as amended or supplemented, the "Offer to Purchase") and in the related Letter of Transmittal, each filed as an exhibit to the Tender Offer Statement on Schedule TO filed by Pfizer and Purchaser with the Securities and Exchange Commission (the "SEC") on March 4, 2008.

The initial offering period expired at 12:00 midnight, New York City time, on Monday, March 31, 2008, at which time, based on information provided by Computershare Trust Company, N.A., the depositary for the Offer, approximately 61,765,295 Shares (representing approximately 76.30% of the outstanding Shares) were validly tendered and not withdrawn prior to the expiration of the Offer. On April 1, 2008, Purchaser accepted all validly tendered and not withdrawn Shares for payment in accordance with the terms of the Offer.

Purchaser also commenced a subsequent offering period to acquire all of the remaining untendered Shares. The subsequent offering period will expire at 5:00 p.m., New York City time, on Monday, April 7, 2008, unless extended. During the subsequent offering period, Purchaser will immediately accept, and after acceptance will promptly pay for, properly tendered Shares in accordance with the terms of the Offer. Stockholders who properly tender during the subsequent offering period will receive the same $2.35 per Share cash consideration, without interest and less any required withholding taxes, payable to stockholders who tendered during the initial offering period.

Purchaser previously disclosed in the Offer to Purchase that it will need approximately $200 million to purchase all of the Shares pursuant to the Offer and to consummate the Merger (which estimate includes payment in respect of outstanding in-the-money options), plus related fees and expenses. According to the Offer to Purchase, Pfizer will provide Purchaser with sufficient funds to purchase all Shares properly tendered in the Offer and to complete the Merger. Following Purchaser’s acceptance of, and payment for, the Shares validly tendered and not withdrawn (including Shares tendered by notice of guaranteed delivery) during the initial offering period, Purchaser beneficially owned approximately 76.30% of the outstanding Shares.

The information in Item 5.02 below is incorporated herein by reference.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Form 8-K filed by Encysive with the SEC on February 25, 2008.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Merger Agreement provides that, effective upon the acceptance for payment of, and payment by Purchaser for, any Shares in the Offer, as long as Pfizer directly or indirectly beneficially owns not less than a majority of the issued and outstanding Shares, Purchaser is entitled to designate such number of directors, rounded to the next whole number, as will give Purchaser representation on the Board of Directors of Encysive (the "Board") equal to the product of the total number of directors on the Board (determined after giving effect to the directors elected pursuant to such designation) multiplied by the percentage of the issued and outstanding Shares owned by Purchaser or any other subsidiary of Pfizer. In connection therewith, on April 3, 2008, George W. Cole, Richard A.F. Dixon, Ph.D., Ron J. Anderson, M.D., John H. Dillon, II, Suzanne Oparil, M.D., John M. Pietruski and James T. Willerson, M.D. resigned from the Board, effective as of April 3, 2008. At the time of their resignation, Drs. Anderson and Willerson were members of the Compensation and Corporate Governance Committee; Mr. Dillon and Dr. Oparil were members of the Audit Committee and Drs. Dixon and Willerson and Mr. Cole were members of the Executive Committee. In addition, Mr. Cole served as chair of the Executive Committee. Dr. Thomson was elected to the Audit Committee of the Board to fill one of the vacancies created by the resignations of Mr. Dillon and Dr. Oparil.

The following designees of Purchaser were appointed to the Board to fill the vacancies created by the resignation of the above-listed directors: Martin Mackay, David Reid, Margaret M. Foran and Douglas E. Giordano. Biographical and other information about the directors designated for appointment by Purchaser has been previously disclosed in the Section 14f-1 Information Statement included as an exhibit to the Schedule 14D-9, as amended, filed by Encysive with the SEC on March 4, 2008, and such information is incorporated herein by reference. Three independent directors, J. Kevin Buchi, Robert J. Cruikshank and James A. Thomson, Ph.D., have remained on the Board pending completion of the Merger. In addition, subject to the terms of the Merger Agreement, pending completion of the Merger, Purchaser is entitled, at its request, to have its designees appointed to the appropriate committees of the Board.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Form 8-K filed by Encysive with the SEC on February 25, 2008.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Ex. No. - Description

20.1 - Solicitation/Recommendation Statement on Schedule 14D-9 of Encysive Pharmaceuticals Inc. (incorporated by reference in its entirety as filed with the Securities and Exchange Commission on March 4, 2008, as amended (File No. 005-44359)).

20.2 - Section 14(f) Information Statement of Encysive Pharmaceuticals Inc. dated March 21, 2008 (incorporated by reference to Exhibit (a)(1)(I) of the Solicitation/Recommendation Statement on Schedule 14D-9 of Encysive Pharmaceuticals Inc. filed with the Securities and Exchange Commission on March 4, 2008, as amended (File No. 005-44359)).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Encysive Pharmaceuticals Inc.

April 7, 2008	By:	/s/ Paul S. Manierre

Name: Paul S. Manierre
Title: Vice President, General Counsel and Secretary